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                                                                    Exhibit 3.16

                                 AMENDED BY-LAWS

                                       of

                    ANKER WEST VIRGINIA MINING COMPANY, INC.

                      (formerly Philippi Development, Inc.)

                          (A West Virginia Corporation)

                                    *   *   *

                                    ARTICLE I

                                     OFFICES

      The principal office or place of business shall be located in the City of Morgantown, County of Monongalia, State of West Virginia. The corporation may have other offices, either within or without the State of West Virginia, at such place or places as the board of directors may from time to time designate or the business of the corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

      2.1 Annual Meetings. Annual meetings of shareholders for the election of directors, for the approval of the annual report and for such other business as may properly come before the meeting shall be held within the first six months of the calendar year at such place, either within or without the State of West Virginia, and at such time and date as may be fixed from time to time by the board of directors.
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      2.2 Special Meetings. Special meetings of shareholders may be held at any time and place, within or without the State of West Virginia. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law, may be called by the board of directors, the President or Secretary, or by the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

      2.3 Notice of Meetings. Written notice, stating the place, date and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting either personally or by mail by or at the direction of the President, or the Secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.

      2.4 Action Without Meeting. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders who would have been entitled to vote upon the action if such meeting were held. Such action by unanimous written consent may be taken without regard to any provision of these By-Laws or any resolution of the board of directors fixing the time, date or place of meetings of shareholders.

      2.5 Quorum. Except as otherwise required by law, by the Articles of Incorporation, or by these By-Laws, the holders of a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If, however, such a quorum shall not be present at any meeting, a majority in interest of the shareholders who are entitled to vote thereat and are present in


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person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be present. At such adjourned meeting at which the requisite number of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      2.6 Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number of shares is required by law, the Articles of Incorporation, or these By-Laws.

      Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

      2.7 Power. The shareholders shall have all of the powers granted to them by the West Virginia Corporation Act, the general laws of the State of West Virginia and the


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Articles of Incorporation, as the same may be in effect from time to time and, except as may be otherwise provided by law or by the Articles of Incorporation:

      (a)   The shareholders shall, without limitation, have the sole power to:

            (i)   elect and remove directors,

            (ii)  provide for and set the compensation of directors, and

            (iii) select the auditors of the corporation;

      (b) The approval of the shareholders, either by unanimous written consent or at an annual or special meeting of shareholders, shall be required for:

            (i) amendment of the Articles of Incorporation, including, without limitation, any amendment altering the capital structure of the corporation,

            (ii) merger or consolidation of the corporation with another corporation,

            (iii) sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation if not in the usual and regular course of its business, and

            (iv)  voluntary dissolution of the corporation.

                                   ARTICLE III

                                    DIRECTORS

      3.1 Number and Term. The number of directors shall be not less than one and not more than seven, as shall be determined from time to time by election of directors or other action of the shareholders. The total number of directors as most recently set by such election, action or resolution shall constitute the "full board". Directors need not be


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residents of the State of West Virginia nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first meeting of the shareholders.

      3.2 Resignations and Removal. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

      At a meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of directors.

      3.3 Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled only by the affirmative vote of a majority of the shares. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

      3.4 Powers. The business and affairs of the corporation shall be managed by its board of directors. The board of directors shall have all of the powers granted to them by the West Virginia Corporation Act, the general laws of the State of West Virginia and the Articles of Incorporation, as the same may be in effect from time to time, including, without limitation, except as otherwise provided by law or by the Articles of Incorporation, the power to:


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      (i)   establish basic business strategy and policies for the corporation to be executed by the officers under the general supervision of the board of directors,

      (ii) elect and remove officers, and set and provide for their compensation,

      (iii) require regular reports of officers as to the affairs of the corporation and the conduct of its business,

      (iv) make determinations regarding any proposed transactions by the corporation which are not in the ordinary course of its business,

      (v) authorize and cause to be executed, without the assent or vote of the shareholders, liens upon the real and personal property of the corporation, including after-acquired property.

The board of directors may by resolution specify those actions which shall not be undertaken on behalf of the corporation without the specific approval in each instance of the board of directors.

      3.5 Compensation. Reasonable compensation of all directors for services to the corporation as directors or otherwise shall be established by action of the shareholders of the corporation.

      3.6 Meetings. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of the shareholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

      Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.


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      Special meetings of the directors may be called by the President or
Secretary or by any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the notice of meeting.

      Any directors' meeting may be held either within or without the State of West Virginia.

      3.7 Telephonic Meetings Permitted. One or more directors may participate in a meeting of the board or a committee of the board by means of conference telephone or similar electronic communications equipment by means of which all persons participating in the meeting can hear each other.

      Whenever a vote of the directors is required or permitted in connection with any corporate action this vote may be taken orally during this electronic conference. The agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the directors at a meeting of directors if the agreement is reduced to writing and approved by the directors at the next regular meeting of the directors after the conference.

      3.8 Quorum of Directors. A majority of the full board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.


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      3.9 Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE IV

                                     NOTICES

      4.1 Notices. Whenever, under any provision of law, or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, such notice shall be given by telex to such director or shareholder at his telex address as it appears on the records of the corporation, or, with respect to any director or shareholder who does not possess such a telex address, by mailing such notice, postage prepaid, to the director or shareholder at his mailing address as it appears on the records of the corporation. Notice shall be deemed to be given at the time of transmission with respect to telexes, and at the time when deposited in the mail with respect to notices by mail.

      With the exception of special meetings of directors for the purpose of amending the By-Laws, or of endorsing and recommending for shareholder approval the sale of all or substantially all of the assets of the corporation, and the exception of special meetings of shareholders, neither the business to be transacted at, nor the purpose of, any regular or special meeting of shareholders or of the board of directors need be specified in the notice or waiver of notice of such meeting.


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      4.2 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or the Articles of Incorporation or by law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      4.3 Waiver by Attendance. The attendance of a shareholder, in person or by proxy, or a director at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder or director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE V

                                    OFFICERS

      5.1 Officers. The officers of the corporation shall in general be responsible for managing the corporation's daily operations and the ordinary course of the corporation's business, and for executing as agents of the corporation basic business policies and strategy established by the board of directors. The officers shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the board of directors. The board of directors may also elect a Chairman, a Vice Chairman, an Executive Vice President, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, one or more Presidents of operating divisions of the Corporation, one or more Vice Presidents of Operations of operating divisions of the Corporation, and such other officers, with such powers and duties not inconsistent with these By-Laws, as may be appointed by the board of directors. None of the officers of


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the corporation need be directors. Any two or more offices, except those of
President and Secretary, may be held by the same person.

      5.2 Election. The officers shall be elected at the first meeting of the board of directors after each annual meeting.

      5.3 Term and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officers elected or appointed by the board of directors may be removed at any time by the board of directors but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

      5.4 Chairman. The Chairman of the board of directors, if one be elected, shall preside at all meetings of the board of directors and shall have and perform such other duties as from time to time may be assigned to him by the board of directors.

      5.5 Vice Chairman. The Vice Chairman of the board of directors, if one be elected, shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors.

      5.6 President. The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation, including, except as otherwise provided by law, by the Articles of Incorporation, by these By-Laws or by resolution of the board of directors, the power and duty to:


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      (i)   exercise general supervision over the daily business of the corporation and give directions with respect to matters arising in the ordinary course of the business of the corporation,

      (ii) supervise implementation of the basic business policies and strategy established by the board of directors,

      (iii) preside at all meetings of the shareholders if present thereat and, in the absence of the Chairman or if none was elected, at all meetings of the board of directors,

      (iv) execute bonds, mortgages and other contracts on behalf of the corporation, causing the seal of the corporation to be affixed to any instrument requiring it, which seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

      Neither the President nor any other officer of the corporation shall be empowered to take those actions reserved to the shareholders or the board of directors by law, by the Articles of Incorporation or by these By-Laws, and they shall not act without the approval of the board of directors as to those matters specified by the board of directors as requiring action by the board of directors in each instance.

      5.7 Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors. The Vice President, or if there is more than one Vice President, the senior Vice President, shall, if no Executive Vice President has been elected, in the absence or disability of the President , perform the duties and exercise the powers of the President.


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      5.8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

      The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

      5.9 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors and all other notices required by law or by these By-Laws, but any such notice may be given by any other person as authorized or directed. He shall record all the proceedings of the shareholders and directors in books maintained for that purpose, and shall have custody of the seal of the corporation. He shall affix the seal of the corporation to all instruments requiring it and attest the same.

      5.10 Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any shall be elected, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

      5.ll Executive Vice President. The Executive Vice President, if one should be elected, shall assist the President in the supervision and management of the Corporation


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and shall have such powers and perform such duties as shall be assigned to him by the President or by the directors. The Executive Vice President, if one be elected, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.

      5.12 President/Operating Divisions. The Presidents of Operating Divisions, if one or more shall be elected, shall have the general powers and duties of supervision and management of the respective operating division(s) they are assigned to by the board of directors, including, except as otherwise provided by law, by the Articles of Incorporation, by these By-Laws or by resolution of the board of directors, the power and duty to:

      (i) exercise general supervision over the daily business of the operating division(s) assigned to and give directions with respect to matters arising in the ordinary course of the business of the operating division(s).

      (ii) supervise implementation of the basic business policies and strategy established by the board of directors for their respective operating divisions(s).

      (iii) execute bonds, mortgages and other contracts on behalf of their respective operating division(s).

      5.13 Vice Presidents of Operations/Operating Divisions. The Vice Presidents of Operations/Operating Divisions, if one or more shall be elected, shall have such powers and shall perform such duties with respect to the applicable operating division(s) as shall be assigned to him by the President of the Corporation, the President of the applicable operating division(s) or by the board of directors of the Corporation. The


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Vice President of Operations of an operating division shall, in the absence or disability of the President of the applicable operating division, perform the duties and exercise the powers of the President of the operating division.

                                   ARTICLE VI

                                 INDEMNIFICATION

            To the full extent permitted by Section 31-1-9 of the West Virginia Corporation Act or any successor provision thereto, the corporation may indemnify any person and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by him in connection with such action, suit or proceeding.

                                   ARTICLE VII

                                  MISCELLANEOUS

      7.1 Share Certificates. The shares of the corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Such certificates shall be issued to each shareholder certifying the


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number of shares owned by him in the corporation. When such certificates are countersigned by a transfer agent or registrar, other than the corporation or its employee, the required officers' signatures thereupon may be facsimiles. No certificates shall be issued for any share unless such share is fully paid.

      7.2 Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and will require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

      7.3 Transfer of Shares. Transfer of shares of the corporation shall be made only on the transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

      7.4 Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a record date for any


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such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      7.5 Voting Record. The officer or agent having charge of the transfer books of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

      7.6 Dividends. The board of directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors in their absolute discretion deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or


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maintaining any property of the corporation, or for such other purpose as the directors shall deem conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      In addition, the board of directors may, in its absolute discretion, and pursuant to Article VI of the Articles of Incorporation, declare and pay dividends in cash out of the depletion reserve; provided that each such dividend shall be identified as a distribution of such reserves and the amount per share paid from such reserve shall be disclosed to the shareholders receiving the same concurrently with the distribution thereof.

      7.7 Reliance on Records. Each officer and director shall in the performance of his duties be fully protected in relying in good faith upon the books of accounts of the corporation, or upon reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care, or in relying in good faith upon other records of the corporation.

      7.8 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate by resolution.

      7.9 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

      7.10 Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the words "Corporate Seal, West Virginia".

      7.11 Amendments. These By-Laws may be amended or repealed and new By-Laws may be adopted: (1) by the shareholders at any annual meeting, or at any special


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meeting if notice of the proposed amendment or repeal is contained in the notice of such special meeting, by the affirmative vote of a majority of the shares entitled to vote thereat; (2) by the board of directors at any regular meeting, or at any special meeting if notice of the proposed amendment or repeal is contained in the notice of such special meeting; or (3) by unanimous written consent of the shareholders or directors.


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